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Exhibit 14

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this combined Prospectus/Proxy Statement and Statement of Additional Information constituting parts of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated February 17, 2005 relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Report to Shareholders of Liberty Small Company Growth Fund, Variable Series, and our report dated February 18, 2005, relating to the financial statements and financial highlights appearing in the December 31, 2004 Annual Report to Shareholders of the Nations Small Company Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings of "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information of Liberty Small Company Growth Fund, Variable Series dated May 1, 2005 and Nations Small Company Portfolio dated May 1, 2005, which have also been incorporated by reference into the Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 20, 2005